APPENDIX C

Div. 1    Title 1


                             GENERAL CORPORATION LAW

ss. 1300.           Corporate purchase of dissenting shares

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph
               (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
               (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3)  Which  the   dissenting   shareholder   has  demanded   that  the
               corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.


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Div. 1               Title 1


     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record. (Added by Stats. 1975, c. 682 ss. 7 eff. Jan. 1, 1977. Amended by Stats.1976, c. 641, ss. 21.3, eff. Jan. 1, 1977; Stats. 1982, c. 36,
          p. 69, ss. 3, eff. Feb. 17, 1982;  Stats.  1990, c. 1018 (A.B.  2259),
          ss. 2; Stats.1993, c. 543 (A.B. 2063), ss. 13.)


ss. 1301.       Notice to dissenting shareholders; demand for purchase of shares

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs
          (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
          (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of
          Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of
          Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. (Added by Stats.1975, c. 682, ss. 7 eff. Jan. 1, 1977. Amended by Stats.1976, c. 641, ss. 21.6, eff. Jan. 1, 1977; Stats.1980, c. 501, p. 1052, ss. 5;
          Stats.1980, c. 1155, p. 3831, ss. 1.)




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Div. 1             Title 1

ss. 1302.          Shareholder certificates or notice; time limit for submission

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares. (Added by Stats.1975, c. 682, ss. 7, eff. Jan. 1, 1977. Amended by Stats.1986, c. 766, ss. 23.)


ss. 1303.           Agreed price; interest; filing agreements; time for payment

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement. (Added by Stats.1975, c. 682, ss. 7, eff. Jan. 1, 1977. Amended by Stats.1980, c. 501, p. 1053, ss. 6; Stats.1986, c.
          766, ss. 24.)


ss. 1304.      Action to determine whether shares are dissenting or to determine fair market value


     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying

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

          the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares. (Added by Stats.1975, c. 682, ss. 7, eff. Jan. 1, 1977.)


ss. 1305.           Appraiser's report

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if


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Div. 1               Title 1

the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301). (Added by Stats.1975, c. 682, ss. 7, eff. Jan. 1, 1977. Amended by Stats.1976, c. 641,
ss. 22, eff. Jan. 1, 1977; Stats.1976, c. 235, p.
1068, ss. 16; Stats.1986, c. 766, ss. 25.)


ss. 1306.           Holders of dissenting shares as creditors

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5. (Added by Stats.1975, c. 682, ss. 7, eff. Jan. 1, 1977)


ss. 1307.           Dividends on dissenting shares after approval date

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor. (Added by Stats.1975, c. 682, ss. 7, eff. Jan. 1, 1977.)


ss. 1308.           Rights in dissenting  shares prior to determination  of fair market value

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto. (Added by Stats.1975, c. 682, ss. 7, eff. Jan. 1, 1977.)


ss. 1309.           Termination of dissenting shareholder status

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.


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


Div. 1               Title 1


     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares. (Added by Stats.1975, c. 682, ss. 7, eff. Jan. 1, 1977.)


ss. 1310.           Litigation; suspension of proceedings

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation. (Added by Stats.1975, c. 682, ss. 7, eff. Jan. 1, 1977.)


ss. 1311.          Shares specifying amount in event of merger or reorganization

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger. (Added by Stats. 1975, c. 682, ss. 7 eff. Jan. 1, 1977. Amended by Stats.1988, c. 919, ss.
8.)


ss. 1312.          Attack on validity of merger or reorganization

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of
          Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.


                                       6.

Div. 1            Title 1

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision
          (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short- form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the share-holders of any party so controlled. (Added by Stats.1975, c. 682, ss. 7, eff. Jan. 1, 1977. Amended Stats.1976, c. 641, ss.
          22.5, eff. Jan. 1, 1977; Stats.1988, c. 919, ss. 9.)



                                       7.

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



                                   APPENDIX D


                             IBEX TECHNOLOGIES, INC.

                             1992 STOCK OPTION PLAN


     1. Purposes of the Plan.

     The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options at the discretion of the Committee. This is intended to be a stock option plan for purposes of Section 408 of the California General Corporation Law.

     2. Definitions.

     As used herein, and in any Option granted hereunder, the following definitions shall apply:

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c)  "Common Stock" shall mean the Common Stock of the Company.

     (d)  "Company"   shall  mean  Ibex   Technologies,   Inc.,   a   California
          corporation.

     (e) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term "Committee" shall refer to the Board.

     (f) "Consultant" shall mean any independent contractor retained to perform services for the Company or any Subsidiary.

     (g) "Continuous Employment" shall mean the absence of any interruption or termination of service as an Employee or Non-Employee Director by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted during any period of sick leave, military leave or any other leave of absence approved by the Board or in the case of transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the Company.

     (h) "Disinterested Person" shall mean a person who has not at any time within one year prior to service as a member of the Committee (or during such service) been granted or awarded Options or other equity securities pursuant to the Plan or any other plan of the Company or any Parent or Subsidiary. Notwithstanding the foregoing, a member of the Committee shall not fail to be a Disinterested Person merely because he or she participates in a plan meeting the requirements of Rule 16b-3(c)(2)(i)(A) or (B) promulgated under the Exchange Act.

     (i) "Employee" shall mean any person, including officers (whether or not they are directors), employed by the Company or any Subsidiary.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (k) "Incentive Stock Option" shall mean any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of Section 422 of the Code, and the regulations promulgated thereunder.

     (l) "Non-Employee Director" shall mean any director of the Company or any Subsidiary who is not employed by the Company or such Subsidiary.

     (m) "Nonstatutory Stock Option" shall mean an Option granted under the Plan that is subject to the provisions of Section 1.83-7 of the Treasury Regulations promulgated under Section 83 of the Code.

     (n)  "Option" shall mean a stock option granted pursuant to the Plan.

     (o) "Option Agreement" shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.

     (p)  "Optioned Shares" shall mean the Common Stock subject to an Option.

     (q)  "Optionee"  shall  mean  an  Employee,   Non-  Employee   Director  or
          Consultant who receives an Option.

     (r) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined by Section 424(e) of the Code.

     (s)  "Plan" shall mean this 1992 Stock Option Plan.

     (t) "Registration Date" shall mean the effective date of the first registration statement filed by the Company pursuant to Section 12(g) of the Exchange Act with respect to any class of the Company's equity securities.

     (u)  "Securities Act" shall mean the Securities Act of 1933, as amended.

     (v) "Share" shall mean a share of the Common Stock subject to an Option, as adjusted in accordance with Section 11 of the Plan.

     (w) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     (x)  "Transfer  Agreement"  shall  have the  meaning  ascribed  thereto  in
          Section 9(b) hereof.

     3. Stock Subject to the Plan.

     Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is twenty thousand (20,000) Shares. The Shares may be authorized but unissued or reacquired shares of Common Stock. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares which were subject to the Option but as to which the Option was not exercised shall, unless the Plan shall have been terminated, become available for other Option grants under the Plan.

     The Company intends that as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and is not an investment company registered or required to be registered under the Investment Company Act of 1940, all offers and sales of Options and Shares issuable upon exercise of any Option shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in such a manner so as to preserve such exemption. The Company intends that the Plan shall constitute a written compensatory benefit plan within the meaning of Rule 701(b) of 17 CFR
Section 230.701 promulgated by the Securities and Exchange Commission pursuant to such Act. The Committee shall designate which Options granted under the Plan by the Company are intended to be granted in reliance on Rule 701.

     4. Administration of the Plan.

     (a) Procedure. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than three (3) members of the Board to administer the Plan, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan.

          Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her.

          The Committee shall meet at such times and places and upon such notice as the Chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

     (b) Procedure After Registration Date. Notwithstanding subsection (a) above, after the date of registration of the Company's Common Stock on a national securities exchange or the Registration Date, the Plan shall be administered either by: (i) the full Board, provided that all members of the Board are Disinterested Persons; or (ii) a Committee of three (3) or more directors, each of whom is a Disinterested Person. After such date, the Board shall take all action necessary to administer the Plan in accordance with the then effective provisions of Rule 16b-3 promulgated under the Exchange Act, provided that any amendment to the Plan required for compliance with such provisions shall be made consistent with the provisions of Section 13 of the Plan, and said regulations.

     (c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price of Options to be granted, the Employees, Directors or consultants to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vii) defer an exercise date of any Option (with the consent of the Optionee), subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options; (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan; and (x) to designate which Options granted under the Plan will be issued in reliance on Rule 701.

     (d) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all potential or actual Optionees, any other holder of an Option or other equity security of the Company and all other persons.

     5. Eligibility.

     (a) Persons Eligible for Options. Options under the Plan may be granted only to Employees, Non-Employee Directors or Consultants whom the Committee, in its sole discretion, may designate from time to time. Incentive Stock Options may be granted only to Employees. An Employee who has been granted an Option, if he or she is otherwise eligible, may be granted an additional Option or Options. However, the aggregate fair market value (determined in accordance with the provisions of Section 8(a) of the Plan) of the Shares subject to one or more Incentive Stock Options grants that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Parents and Subsidiaries) shall not exceed $100,000 (determined as of the grant date).

     (b) No Right to Continuing Employment. Neither the establishment nor the operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any Subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or the right of the Company (or any Parent or Subsidiary) to terminate such employment or service at any time.

     6. Term of Plan. The Plan shall become effective upon its adoption by the Board or its approval by vote of the holders of the outstanding shares of the Company entitled to vote on the adoption of the Plan (in accordance with the provisions of Section 18 hereof), whichever is earlier. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

     7. Term of Option. Unless the Committee determines otherwise, the term of each Option granted under the Plan shall be ten (10) years from the date of grant. The term of the Option shall be set forth in the Option Agreement. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; provided that, no Incentive Stock Option granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary shall be exercisable after the expiration of five (5) years from the date such Option is granted.

     8. Exercise Price and Consideration.

     (a) Exercise Price. Except as provided in subsection (b) below, the exercise price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than: (i) in the case of Incentive Stock Options, the fair market value of such Shares on the date the Option is granted; or
          (ii) in the case of Nonstatutory Stock Options, 85% of such fair market value; provided that, in the case of any Optionee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the exercise price shall be 110% of fair market value on the date the Option is granted. Fair market value of the Common Stock shall be determined by the Committee, using such criteria as it deems relevant; provided, however, that if there is a public market for the Common Stock, the fair market value per Share shall be the average of the last reported bid and asked prices of the Common Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a national securities exchange (within the meaning of Section 6 of the Exchange Act) or on the NASDAQ National Market System (or any successor national market system), the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in The Wall Street Journal.

     (b) Ten Percent Shareholders. No Option shall be granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the exercise price for the Shares to be issued pursuant to such Option is at least equal to 110 percent (110%) of the fair market value of such Shares on the grant date determined by the Committee in the manner set forth in subsection (a) above.

     (c) Consideration. The consideration to be paid for the Optioned Shares shall be payment in cash or by check unless payment in some other manner, including by promissory note, other shares of the Company's Common Stock or such other consideration and method of payment for the issuance of Optioned Shares as may be permitted under Sections 408 and 409 of the California General Corporation Law, is authorized by the Committee at the time of the grant of the Option. Any cash or other property received by the Company from the sale of Shares pursuant to the Plan shall constitute part of the general assets of the Company.

     9. Exercise of Option.

     (a) Vesting Period. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Options granted under the Plan shall vest at a rate of at least twenty percent (20%) per year.

     (b) Exercise Procedures. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement evidencing the Option, and full payment for the Shares with respect to which the Option is exercised has been received by the Company.

          Pursuant to the terms of the Option Agreement, the Committee may require that any Option may be exercised only upon the execution of a Restricted Stock Transfer Agreement (the "Transfer Agreement") which gives the Company a right of first refusal in the Option Shares at the per share price at which the Option Shares are proposed to be transferred. The right of first refusal shall terminate on the effective date of a firm commitment public offering pursuant to the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock for the account of the Company. The Transfer Agreement shall contain such provisions as the Committee may approve in its sole discretion.

          An Option may not be exercised for fractional shares. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the transfer by the Optionee of the consideration for the purchase of the Shares, except as provided in Section 11 of the Plan. After the Registration Date, the exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall be subject to compliance with all applicable requirements of Rule 16b-3(d) or (e) promulgated under the Exchange Act.

     (c) Death of Optionee. In the event of the death during the Option period of an Optionee who is at the time of his death, or was within the ninety (90)-day period immediately prior thereto, an Employee or Non-Employee Director, and who was in Continuous Employment as such from the date of the grant of the Option until the date of death or termination, the Option may be exercised, at any time prior to the expiration of the Option period, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the accrued right to exercise at the time of the termination or death, whichever comes first.

     (d) Disability of Optionee. In the event of the disability during the Option period of an Optionee who is at the time of such disability, or was within the ninety (90)-day period prior thereto, an Employee or Non-Employee Director, and who was in Continuous Employment as such from the date of the grant of the Option until the date of disability or termination, the Option may be exercised at any time within one (1) year following the date of disability, but only to the extent of the accrued right to exercise at the time of the termination or disability, whichever comes first, subject to the condition that no option shall be exercised after the expiration of the Option period.

     (e)  Termination  of  Status  as  Employee,   Non-  Employee   Director  or
          Consultant.   If  an  Optionee  shall  cease  to  be  an  Employee  or
          Non-Employee Director for any reason other than disability or death, or if an Optionee shall cease to be Consultant for any reason, the Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Committee) after the date he or she ceases to be an Employee or Non-Employee Director, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination, subject to the condition that no option shall be exercisable after the expiration of the Option period.

     (f) Exercise of Option With Stock After Registration Date. After the Registration Date, the Committee may permit an Optionee to exercise an Option by delivering shares of the Company's Common Stock. If the Optionee is so permitted, the option agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by: (i) delivering whole shares of the Company's Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option; and/or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option. Shares of the Company's Common Stock so delivered or withheld shall be valued at their fair market value at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee, in accordance with the provisions of
          Section 8(a) of the Plan. Any balance of the exercise price shall be paid in cash. Any shares delivered or withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

     (g) Tax Withholding. After the Registration Date, when an Optionee is required to pay to the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option granted under the Plan, the Optionee may elect prior to the date the amount of such withholding tax is determined (the "Tax Date") to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates, including any related FICA obligation, applicable to the Optionee and the particular transaction, by: (i) delivering cash; (ii) delivering part or all of the payment in previously owned shares of Common Stock (whether or not acquired through the prior exercise of an Option); and/or (iii) irrevocably directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the amount of tax required or elected to be withheld (a "Withholding Election"). If an Optionee's Tax Date is deferred beyond the date of exercise and the Optionee makes a Withholding Election, the Optionee will initially receive the full amount of Optioned Shares otherwise issuable upon exercise of the Option, but will be unconditionally obligated to surrender to the Company on the Tax Date the number of Shares necessary to satisfy his or her minimum withholding requirements, or such higher payment as he or she may have elected to make, with adjustments to be made in cash after the Tax Date.

          Any withholding of Optioned Shares with respect to taxes arising in connection with the exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall satisfy the following conditions:

          (i)  An advance election to withhold  Optioned Shares in settlement of
               a  tax   liability   must  satisfy  the   requirements   of  Rule
               16b-3(d)(1)(i), regarding participant- directed transactions;

          (ii) Absent such an election, the withholding of Optioned Shares to settle a tax liability may occur only during the quarterly window period described in Rule 16b-3(e);

          (iii)Absent an advance election or window- period withholding, the Optionee may deliver shares of Common Stock owned prior to the exercise of an Option to settle a tax liability arising upon exercise of the Option, in accordance with Rule 16b-3(f); or

          (iv) The delivery of previously acquired shares of Common Stock (but not the withholding of newly acquired Shares) will be allowed where an election under Section 83(b) of the Code accelerates the Tax Date to a day that occurs less than six (6) months after the advance election and is not within the quarterly window period described in Rule 16b-3(e).

          Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the exercise price or of any tax in connection with the exercise of an Option, including without limitation any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code shall be the sole responsibility of the Optionee. Shares withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

     10. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Optioned Shares covered by each outstanding Option, and the per share exercise price of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     Unless  otherwise   determined  by  the  Board,  upon  the  dissolution  or
liquidation of the Company the Options granted under the Plan shall terminate and thereupon become null and void. The Optionee shall be given not less than ten (10) days notice of such event and the opportunity to exercise each outstanding option before such event is effected.

     Upon any merger or consolidation, if the Company is not the surviving corporation, the Options granted under the Plan shall either be assumed by the new entity or shall terminate in accordance with the provisions of the preceding paragraph.

     12. Time of Granting Options. Unless otherwise specified by the Committee, the date of grant of an Option under the Plan shall be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan.

     The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding capital stock no such revision or amendment shall change the number of Shares subject to the Plan, change the designation of the class of employees eligible to receive Options or add any material benefit to Optionees under the Plan. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Reservation of Shares. During the term of this Plan the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction and authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

     16. Information to Optionee. During the term of any Option granted under the Plan, the Company shall provide or otherwise make available to each Optionee a copy of its financial statements at least annually.

     17. Option Agreement. Options granted under the Plan shall be evidenced by Option Agreements.

     18. Shareholder Approval. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote within twelve (12) months before or after the Plan is adopted. Any option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Shares issued upon the exercise of such options shall not be counted in determining whether such approval is obtained. Any amendments to the Plan which require shareholder approval shall be by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote.